EXHIBIT 10.1

EXCLUSIVE OPTION AGREEMENT

STAR ALLIANCE INTERNATIONAL CORP.

AND

STARVING LION, INC.

This Exclusive Option Agreement (this “Agreement”) made this 14th day of August, 2018, among Starving Lion, Inc., a British Virgin Islands corporation (the “Seller”) and Star Alliance International Corp., a Nevada corporation (the “Buyer”).

WHEREAS, the Seller is the owner of certain mining rights in Guatemala and the rights to a certain proprietary gold extraction process, all as more specifically listed on Schedule 1 (the “Assets”); and

WHEREAS, the Buyer desires to secure the exclusive right to acquire the Assets from the Seller on the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein, the parties hereto do hereby agree as follows:

1. SALE OF ASSETS.

1.1 Irrevocable Option to Purchase the Assets. The Seller grants to the Buyer the irrevocable option to acquire all of Buyer’s right, title, and interest in and to the Assets under the terms and conditions of this Agreement for a period of six (6) months from the date of this Agreement (the “Option Period”). If Buyer choses to exercise this option during the Option Period, it shall do so by giving written notice thereof to the Seller in writing. Upon exercise of the option granted hereunder, at the Closing (as defined in Section 2.1 below) to be held pursuant to Section 2 below, the Buyer shall remit the Purchase Price (as defined in Section 1.2, below) to the Seller, and the Seller shall validly transfer all right, title and interest in and to the Assets to the Buyer, on the Closing Date (as defined in Section 2.1 below).

1.2 Purchase Price. The Purchase Price to be paid by the Buyer for the assets shall consist of:

1.2.1 US $1,000,000 to be transmitted to the Seller in the form of a wire transfer, cashier’s check, or such other form reasonably acceptable to the Seller (the “Funds”); and

1.2.2 The issuance to the Seller of new common stock in the Buyer representing fifty-eight percent (58%) of the Buyer’s issued and outstanding common stock on a post-closing basis (the “the Shares”). At the option of the Seller, the Shares may be issued, in whole or in part, in the form of a newly designated preferred stock in the Buyer with voting and conversion rights rendering such preferred stock the equivalent of the common stock which would have otherwise been issued to the Seller.

1.4 Post-Closing Capital Structure. Immediately following the Closing, the Shares shall represent 58% of the issued and outstanding share capital of the Buyer on a fully diluted basis to include all (i) issued and outstanding Common Stock, (ii) all shares of Common Stock issuable upon conversion of any convertible notes, preferred stock, or similar instruments, (iii) all shares of Common Stock issuable upon exercise of all warrants, options, or similar instruments, and (iv) any other shares of Common Stock which, as of the Closing Date, the Buyer is or may, at the sole option of others, be obligated to issue. The number of Shares to be issued to the Seller at the Closing shall be calculated on the date of the Closing such that the number of Shares issued at the Closing represent an equity ownership of 58% of the Buyer on a fully diluted basis, as defined above, as of the Closing Date. The Shares shall, at the option of the Seller, consist of shares of Common Stock in the Buyer, shares of Preferred Stock in the Buyer convertible to common stock, or a combination thereof. To the extent the Seller elects to receive all or a portion of the Shares in the form of shares of Preferred Stock in the Buyer, the form of the Certificate of Designation for such Preferred Stock shall be in a form reasonably acceptable to Seller and shall include conversion rights such that the shares issuable upon conversion of all such Preferred Stock, together with any shares of Common Stock received by the Seller, shall represent an equity ownership of 58% of the Buyer on a fully diluted basis, as defined above, as of the Closing Date. Any shares of Preferred Stock received by the Seller shall vote together with the common stock of the Buyer on an as-converted basis on all matters subject to a vote or consent of the shareholders of the Buyer.

2. THE CLOSING

2.1 Place and Time. The closing of the sale and purchase of the Shares (the “Closing”) shall take place at the offices of Laxague Law, Inc., 1 East Liberty, Suite 600, Reno, NV 89501 within two (2) business days after the date on which all of the conditions and obligations of the Parties as set forth in Articles 7 and 8 of this Agreement shall have been substantially satisfied in all material respects or otherwise duly waived, or on such other date and at such other place and date as the Buyer and the Seller may hereafter agree upon in writing (such date of the Closing being referred to herein as the “Closing Date”).

2.2 Delivery of Items by the Buyer. At the Closing, the Buyer shall deliver to Seller the items listed below:

2.2.1 One or more stock certificates representing the Shares and duly and validly issued by the Buyer’s stock transfer agent; and

2.2.2 Good funds in the amount of US $1,000,000.

2.3 Delivery of Items by the Seller. At the Closing, the Seller shall deliver to the Buyer the following:

2.3.1 Such bills of sale, grant deeds, assignments, or other documents legally sufficient to transfer all lawful right, title, and interest in and to the Assets to the Buyer;

2.3.2 An investment letter, in a form reasonably acceptable to the Buyer, representing and warranting in detail the Seller’s investment intent and understandings with respect to the Shares; and

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2.3.3 Such other documents and instruments as the Buyer may reasonably request.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents, warrants and covenants to and with Buyer, both as of the date of this Agreement and as of the Closing Date, as an inducement to Buyer to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

3.1 Authorization of Agreement. The Seller is fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform its covenants and agreements hereunder and thereunder. This Agreement and any such other agreement or instrument, upon execution and delivery by the Buyer (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute a valid and legally binding obligation of the Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Seller under or by virtue of this Agreement or such other agreement or instrument.

3.2 Title to Assets. (i) the Seller has good and marketable title to all of the Assets free and clear of all liens and encumbrances of any kind; (ii) the Seller has the ability, upon execution and delivery of proper instruments of transfer, to effectively vest in the Buyer good and marketable title to all of the Assets free and clear of all liens and encumbrances of any kind; (iii) and no person other than the Seller has any ownership interest in any of the Assets.

3.3 No Breach. Neither the execution nor delivery of this Agreement nor compliance by the Seller with any of the provisions hereof nor the consummation of the transactions and actions contemplated hereby will:

3.3.1 violate or conflict with any provision of the charter documents of the Seller;

3.3.2 violate or, alone or with notice of the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Seller is a party or by which it or any of its properties or assets may be bound;

3.3.3 result in the creation of any lien, security interest, charge or encumbrance upon the Assets or upon any of the properties or assets of the Seller;

3.3.4 violate any statute, ordinance, regulation judgment, order, injunction, decree or award of any court or governmental or quasi-governmental agency against, or binding upon the Seller or upon any of its properties or assets; or

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3.3.5 violate any law or regulation of any jurisdiction relating to the Seller, the Assets, or any of the Seller’s assets or properties.

3.4 Obligations; Authorizations. The Seller is not (i) in violation of any judgment, order, injunction, award or decree which is binding on it or any of its assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would materially and adversely affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to it, or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would materially adversely affect the consummation of the transaction contemplated hereby.

3.5 Investment Intent. The Seller will acquire the Shares for its own account and for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares except in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.

3.6 Restricted Stock. The Seller understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller’s representations as expressed herein. The Seller understands that the Shares constitute “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Seller must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

3.7 Legend. The Seller understands that all certificates representing securities of the Buyer received by it pursuant to this Agreement shall bear the following legend, or one substantially similar thereto:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for those shares under the Securities Act of 1933, as amended, or an opinion satisfactory to the Company's counsel that registration is not required under said Act.”

3.8 Consents. There are no consents necessary or required from any third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Seller for the execution and delivery of this Agreement and the performance of its obligations hereunder.

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3.9 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.

3.10 Compliance with Laws. The Seller has complied in all respects with all laws, ordinances, regulations and orders applicable to the conduct of its business, including all laws relating to environmental matters, employees and working conditions.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller, both as of the date of this Agreement and as of the date of the Closing, as follows:

4.1 Authorization of Agreement. The Buyer is fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform its covenants and agreements hereunder and thereunder. This Agreement and any such other agreement or instrument, upon execution and delivery by the Seller (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute a valid and legally binding obligation of the Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Buyer under or by virtue of this Agreement or such other agreement or instrument.

4.2 No Breach. Neither the execution nor delivery of this Agreement nor compliance by the Buyer with any of the provisions hereof nor the consummation of the transactions and actions contemplated hereby will:

4.2.1 violate or conflict with any provision of the charter documents of the Buyer;

4.2.2 violate or, alone or with notice of the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Buyer is a party or by which it or any of its properties or assets may be bound;

4.2.3 result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Buyer;

4.2.4 violate any statute, ordinance, regulation judgment, order, injunction, decree or award of any court or governmental or quasi-governmental agency against, or binding upon the Buyer or upon any of its properties or assets; or

4.2.5 violate any law or regulation of any jurisdiction relating to the Buyer, or any of the Buyer’s assets or properties.

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4.3 Obligations; Authorizations. The Buyer is not (i) in violation of any judgment, order, injunction, award or decree which is binding on it or any of its assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would materially and adversely affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to it, or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would materially adversely affect the consummation of the transaction contemplated hereby.

4.4 Consents. There are no consents necessary or required from any third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Buyer for the execution and delivery of this Agreement and the performance of its obligations hereunder.

4.5 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.

4.6 Compliance with Laws. The Buyer has complied in all respects with all laws, ordinances, regulations and orders applicable to the conduct of its business, including all laws relating to environmental matters, employees and working conditions.

5. PRE-CLOSING COVENANTS AND AGREEMENTS OF THE PARTIES

The Seller and the Buyer hereby covenant and agree that, from the date hereof and until the Closing:

5.1 Access. The Seller (and its subsidiaries) shall afford to the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access, during regular business hours and upon reasonable notice, to the Seller's books, records, personnel and properties (including, without limitation, the work papers prepared by its auditors) so that the Buyer may have full opportunity to make such review, examination and investigation as it may desire of the Seller's business and affairs. The Seller will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to the Buyer of all material facts affecting the Seller's financial conditions and business operations.

5.2 Cooperation with Audit. Seller understands that the completion of an audit of its financial statements is a condition precedent to the Closing. The Seller will cooperate fully with accountants and auditors engaged by the Buyer for this purpose, and shall use its best efforts to expedite and complete the audit process.

5.2 Conduct of Business and Maintenance of the Share Structure. The Seller shall conduct its business only in the ordinary and usual course and make no material change thereto.

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5.3 Liabilities. The Seller shall not incur any liability, direct or indirect, absolute and continent, or otherwise, except in the ordinary course of its business.

5.4 No Breach. Each of the parties hereto will (i) use its best efforts to assure that all of its respective representations and warrants contained herein are true in all material respects at and as of the date hereof, and as of the Closing no breach shall occur with respect to any of the parties' covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the other of any event or fact which represents a breach or default.

5.6 Public Announcements. No party hereunder shall, without the express prior written consent of the Buyer, make any announcement or otherwise disclose any information regarding this Agreement and/or the transactions contemplated hereby other than as required by law or otherwise deemed advisable in counsel's opinion to ensure compliance with public disclosure requirements under the federal securities laws.

5.7 Brokers. Each of the Seller on the one hand, and the Buyer on the other hand, represent and warrant to the other that neither has employed any broker, finder or similar agent and no person or entity with which each has had any dealings or communications of any kind is entitled to any brokerage, finder's or placement fee or any similar compensation in connection with this Agreement or the transaction contemplated hereby.

5.8 Expenses. Each of the parties hereto agrees to bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

5.9 Further Assurances. Each of the parties shall execute such documents or other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated in this Agreement.

6. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.1 Nature of Statements. All statements contained in any exhibit, certificate or other instruments delivered by or on behalf of any party hereto pursuant to this Agreement, shall be deemed representations and warranties by such party.

6.2 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the Closing and continue in effect through the first anniversary of the Closing.

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7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER

The obligations of the Buyer to effectuate the Closing is subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Buyer unless such condition is a requirement of law).

7.1 Representations and Warranties. All representations and warranties of the Seller contained in this Agreement and in any written statement, exhibit or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

7.2 Covenants. The Seller shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with or by it prior to or at the Closing Date.

7.3 No Actions. No action, suit, proceeding or investigation shall have been instituted against the Seller, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby or which might materially and adversely affect the rights of the Buyer to consummate the transactions contemplated hereby.

7.4 Approvals. The Seller shall have obtained all approvals and consents to consummate this Agreement and the transactions to be consummated at or immediately following the Closing, in accordance with all applicable laws, rules and regulations.

7.5 Due Diligence. The Buyer shall have completed to its sole satisfaction its due diligence of the Seller and all other items it deems necessary and/or advisable, and shall be satisfied with the results thereof.

7.6 Closing Documents. The Buyer shall receive all of the documents (executed where applicable) set forth in Section 2.3 of this Agreement, which documents shall be in form and substance reasonably satisfactory to Buyer and its legal counsel.

7.7 Completion of Audit. The Seller shall have received and furnished to the Buyer an unqualified audit opinion regarding the Seller’s financial statements for: (i) the Seller’s past two (2) fiscal years, and (ii) any subsequent interim period(s), rendered by a PCAOB registered audit firm. Selection and compensation of the audit firm shall be the responsibility of the Buyer.

8. CONDITIONS PRECEDENT TO THE OBLIGATION TO THE SELLER TO CLOSE

The obligations of the Seller to effectuate the Closing is subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Seller unless such condition is a requirement of law).

8.1 Representations and Warranties. All representations and warranties of the Buyer contained in this Agreement and in any written statement, Exhibit or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

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8.2 Covenants. The Buyer shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with by it prior to or at the Closing.

8.3 No Actions. No action, suit, proceeding or investigation shall have been instituted against the Buyer, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially and adversely affect the rights of the Seller to consummate the transactions contemplated hereby.

9. INDEMNIFICATION BY THE SELLER

9.1 Claims Against the Buyer.

9.1.1 The Seller shall indemnify and hold the Buyer harmless from and against any loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of any claim made against the Buyer:

9.1.1.1 for any broker's or finder's fee or any similar fee, charge or commission incurred by the Seller prior to or in connection with this Agreement or the transaction contemplated hereby;

9.1.1.2 for any foreign, federal, state or local tax of any kind arising out of or by reason of the existence or operations of the Seller prior to the Closing, including, without limitation, any payroll taxes owed by the Seller on account of compensation paid to any employee of the Seller prior to such date;

9.1.1.3 in respect of any salary, bonus, wages or other compensation of any kind owed by the Seller to its employees or consultants for services rendered on or prior to the Closing; and

9.1.1.4 for any damages to the environment caused by or arising out of any pollution resulting from or otherwise attributable to the operation of the business of the Seller prior to the Closing;

9.1.2 Other Matters. The Seller shall also indemnify and hold the Buyer and its affiliates, agents, representatives and, heirs, harmless from and against any loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of (i) any breach or default in the performance by the Seller of any covenant or agreement of the Seller contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Seller herein or in any exhibit, certificate or other instrument delivered by or on behalf of the Seller pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to any of the foregoing.

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10. INDEMNIFICATION BY BUYER

The Buyer shall indemnify and hold harmless the Seller from and against all loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of (i) any breach or default in the performance by the Buyer of any covenant or agreement of the Buyer contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Buyer herein or in any certificate or other instrument delivered by or on behalf of the Buyer pursuant hereto, (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to the foregoing, and (iv) any broker's or finder's fee or any similar fee, charge or commission incurred by Buyer prior to or in connection with this Agreement or the transaction contemplated hereby.

11. NOTICE AND OPPORTUNITY TO DEFEND

Promptly after the receipt by Buyer or the Seller of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a “Circumstance”) which could give rise to a right to indemnification under this Agreement, such party (the “Indemnified Party”) shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder (the “Indemnifying Party”). Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Circumstance. The failure to give such notice promptly shall relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the Indemnified Party establishes that the Indemnifying Party either had knowledge of the Circumstance or was not prejudiced by the failure to give notice of the Circumstance. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party which shall not be unreasonably withheld. An Indemnifying Party shall not be liable for any costs of settlement incurred without the written consent of the Indemnifying Party. If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party, provided such costs and expenses have been previously approved by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

12. MISCELLANEOUS

12.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

12.2 Notices. All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person against written receipt, by facsimile transmission, by email, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

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If to the Seller, as follows:

Starving Lion, Inc.

Attention: Francisco Anleu, Director

5C. D 28-21 COL PINARES

Del Norte Ciudad Zona 18 Guatemala

With a copy (which shall not constitute notice) to:

Lion Works, S.A.

Paseo Cayala, Edifcio A-3. Oficina 209

Guatemala, GT

If to the Buyer, as follows:

Star Alliance International Corp.

Attention: Richard Carey, President

5743 Corsa Avenue Suite 218

Westlake Village, CA 91362

With a copy (which shall not constitute notice) to:

Laxague Law, Inc.

1 East Liberty, Suite 600

Reno, NV 89501

Attn: Joe Laxague, Esq.

joe@laxaguelaw.com

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by email, to the email address as provided in this Section, be deemed given upon sending such email, (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt, or (v) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt. In order for any such notice to be deemed given as provided above, other than if sent by email, any such notice must also be accompanied by an email to the recipient. In order for any such notice to be deemed given that is sent by email as provided above, any such notice must also be accompanied by sending such notice in the mail.

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12.3 Waiver; Remedies. No delay on the part of the Seller or Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Seller or Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

12.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings (in writing, oral or otherwise) of the parties relating thereto.

12.5 Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

12.6 Counterparts. This Agreement may be executed in multiple counterparts and by facsimile each of which shall be an original, but all of which shall be deemed to constitute one instrument. The delivery of an executed counterpart of this Agreement by electronic means, including by facsimile or by "pdf" attachment to email, shall be deemed to be valid delivery thereof binding upon all the parties hereto.

12.7 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Nevada without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Agreement, shall be brought solely and exclusively in a federal or state court located in Los Angeles County, California. By its execution hereof, the parties hereby expressly covenant and irrevocably submit to the in personal jurisdiction of the federal and state courts located in Los Angeles County, California and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Los Angeles County, California. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personal jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

12.8 Captions. All section titles or captions contained in this Agreement, in any exhibit referred to herein or in any exhibit annexed hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

12.9 Independent Counsel. This Agreement shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement. Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

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13. TERMINATION; WAIVER; NO SHOP

13.1 Termination. Notwithstanding anything herein or elsewhere to the contrary; this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing by mutual written consent of the Buyer and the Seller.

13.2 Waiver. Any condition to the performance of any party hereto which legally may be waived on or prior to the Closing may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

13.3 No Shop. Through the earlier of the Closing, the expiration of the Option Period, or the date of termination of this Agreement pursuant to the terms hereof, the Seller shall not, directly or indirectly, through any director, officer, employee, agent, representative or otherwise (and each of said parties shall use reasonable efforts to insure such persons shall not directly or indirectly) (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person relating to (x) any business combination with respect to the Seller, including without limitation the issuance of any securities of the Seller; or (y) the sale of any of the assets and/or capital stock of the Seller (in either case, an "Alternative Transaction"), (ii) enter into or participate in any negotiations, or initiate any discussions or continue any discussions initiated by others, regarding any Alternative Transaction, or furnish to any other person any information with respect to the assets or business of the Seller or its business for the purposes of pursuing a possible Alternative Transaction with any other party, or (iii) otherwise participate in, assist, facilitate or encourage any effort or attempt by any other person to do any of the foregoing, except as required by law as fiduciaries. The Seller shall promptly notify the Buyer of any proposal or inquiry made to it or any of its agents, representatives, or otherwise with respect to any of the foregoing.

14. POST-CLOSING CONVENANTS

14.1 Planned Equity Offering and Use of Proceeds. It is understood and agreed that, after the execution of this Agreement and continuing as necessary up through the Closing, the Buyer will undertake a private offering of common stock with intent of raising not less than $2 million in new capital. In addition to payment of the cash portion of the purchase price, as discussed in Section 2.2.2 of this Agreement, the Buyer’s intended use of the proceeds of such private offering will also include: (i) obtaining NI 43-101 compliant technical reports on the Bridge Mine and the El Chocon Mine, and (ii) obtaining professional appraisals of the values of both mining properties and operations. The Buyer covenants and agrees to use its best commercial efforts to conduct and fully subscribe such private equity offering and, in the event the private offering is successful, to use the proceeds thereof as described above.

14.2 Planned Bond Offering. Upon completion of the Buyer’s anticipated private offering, and upon delivery of the technical reports and appraisals of the Bridge Mine and the El Chocon Mine, all as discussed in Section 14.1, above, the Buyer will undertake a bond offering for the purpose of funding the further development of the El Chocon and Bridge Mines, as well as for acquisition of additional mining operations and assets. The parties anticipate that the bonds to be offered will feature a 10 year term, pay annual interest at a rate of 5% to 8%, depending on market conditions, and be issued in the total amount of $50 million to $100 million, depending on the property appraisals and relevant market conditions. Following completion of the planned activities described in Section 14.1, above, the Buyer covenants and agrees to use its best commercial efforts to conduct and fully subscribe such bond offering and, in the event the bond offering is successful, to use the proceeds thereof as described above.

Remainder of Page Intentionally Omitted; Signature Page to Follow

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IN WITNESS WHEREOF, the parties have caused this Exclusive Option Agreement to be duly executed and delivered on the day and year first above written.

Star Alliance International Corp. (“Buyer”)

By:	/s/ John C. Baird
John C. Baird, CFO and Chairman of the Board

Starving Lion, Inc. (“Seller”)

By:	/s/ Francisco Adolfo Anleu Pinto
Francisco Adolfo Anleu Pinto, Director

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Schedule 1

Assets

A. Bridge Mine Mining Rights. Bridge Mine is located 41.5 km from Guatemala City on the Atlantic Highway CA-9 in the department of El Progreso, having proven gold reserves amounting to 189,580 ounces. Additionally, the deposit at Bridge Mine contains inferred reserves of a minimum of 150,000 ounces to be assessed fully upon further exploration. Bridge is an extension deposit of the “El Sastre” Mining Complex, and the “La Puya” mine.

B. El Chocon Mine Mining Rights. El Chocon is located 307 km from Guatemala City on the Atlantic Highway CA-9 in the department of Livingston, with proven Magnesite ore reserves amounting to 10,000,000 tons. Additionally, the deposit contains a minimum of 4,000,000 tons of inferred reserves to be fully assessed upon further exploration.

C. Genesis Process. A gold extraction process following the conventional principles of heap leaching for the extraction of gold in oxidized minerals, accelerating the rate of dissolution of gold to nearly an immediate rate, reducing the standard time of extraction from about 40-120 days to a mere 24 – 76 hours, and providing immediate technical solutions to difficulties caused by fine materials, resolving the need to agglomerate, speeding the extraction of gold to 400 times faster than conventional heap leaching.

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